EXHIBIT 10.22

LEASE

Article I

1.1 COVER PAGE:

Parties:
	Landlord (Lessor)
	220 Bear Hill Road Realty Trust

	Tenant (Lessee)
	CTC Communications Corp.
	360 Second Avenue
	Waltham, MA 02451

	State of Incorporation:		Massachusetts
	Date of Incorporation:		6/3/81
	Federal ID Number:		04-2731202

	Address for Notice & Payments
	Lessor:
	Vincent A. Messina, Trustee
	P.O. Box 89
	Wolfeboro, NH 03894

	Lessee:
	Same as above
	Attention:			Michael Donnellan
					Vice President Operations

	Commencement Date for Lessee
		To Start Lessee's Buildout:	August 24, 1998

Lessee will have access to rear space on August 10, 1998, and remaining space on August 24, 1998.

	Term:  Commencement Date for
	Rent Commencement:	October 1, 1998

	Expiration Date:	September 30, 2004

Building and Leased Premises
	Building:			220 Bear Hill Road
	Premises:			Building and Land
	Building Address:		220 Bear Hill Road
	City, State and Zip Code: Waltham, MA 0245
	Size of Space Leased:	Approximately 27,884 Square Feet
	Security Deposit:		$75,000
	Use of Premises:		Office, Warehouse & Related Uses

	Rent:				Annually			Monthly
	Adjusted Net Base Rent	$304,166.66		$25,347.23

	Plus:
	Operating Expense
		Contribution		   7,500.00		    625.00
	Real Estate Tax
		Contribution		  57,354.15		  4,779.50
__________________________________________________________
	TOTAL ANNUAL PAYMENT	$369,020.81
TOTAL MONTHLY PAYMENT	$30,751.70
Rental Due Date:	Rent is due in advance of the first day of each
month.
	Late Payment
Charge & Interest:	The Lessee will pay a late charge equal to
five (5) percent of any payment not received by the Lessor within ten(10) days of the due date thereof.

Interest on any delinquencies will be charged at the rate of one and one-half (1-1/2)percent per month.

	Pro Ratio Percentages:
		Approximate Square Feet of Building:		27,884
		Approximate Square Feet of Premises Leased:	27,884
		Pro-Rate Percentage attributable to Premises:
100% Operating and Other Expenses	100% Taxes & Assessments
	Base Year Calculation:
The Lessee will be responsible for the above percentages in
Operating cost, and Real Estate Tax and assessments.
	Insurance Requirements:
Lessee will carry Liability Insurance in the amount of
$1,000,000-$5,000,000 and Property Damage in the amount of
$1,000,000.  Lessor will be named as additional insured.
1.2 EXHIBITS:
These are incorporated as part of this Lease:
			EXHIBIT A:  Description of Area Leased
EXHIBIT B:  Additional Terms Between Lessor Lessee
			EXHIBIT C:  Option to Renew
Executed as a sealed instrument in two or more counterparts on the day and year first above written.
These Cover Pages: 1,2 and 3.
Landlord: (Lessor)
_____________________________
Vincent A. Messina, Trustee
220 Bear Hill Road Realty Trust

Tenant: (Lessee)
_____________________________
CTC Communications Corp
Steve Milton - President
Chief Operating Officer
Date of Lease Execution:		July 28, 1998

TABLE OF ARTICLES AND SECTIONS

I.	REFERENCE DATA						PAGE
	1.1	Cover Pages						1,2,3
	1.2	Exhibits						At End
	1.3	Table of Articles & Sections			4,5,6
II. PREMISES, TERM & RENT
2.1	The Premises					8
	2.2	Rights to Use Common Facilities		8
	2.3	Lessor's Reservations				8
	2.4	Habendum						9
2.5 Rent, When Due; Where Paid; Late
Payments						9,10
2.6 Adjustment to Rent, Real Property
Taxes, Assessments				10,11
2.7 Adjustments to Rents, Operating Cost
Increases						11,12,13
	2.8	Definition of Lot			`		13,14
	2.9	Due Date of Additional Rent Payments	14
	2.10	Change of Accounting Periods			14
	2.11	Unlawful Charges					14
III. CONSTRUCTION
3.1 Plans and Specifications for the
Building and for Lessee's Space		15
	3.2	Preparation of Premises for Occupancy	15
	3.3	Alterations and Additions			15,16
3.4 General Provisions Applicable to
Construction					17
IV. LESSOR'S COVENANTS:  INTERRUPTIONS AND DELAYS
4.1	Lessor's Covenants				18
4.2 Interruptions and Delays in Services
and Repairs, etc.					18
V. LESSEE'S COVENANTS
5.1	Payments						19
	5.2	Repair and Yield Up				19
	5.3	Use							19,20
5.4 Obstructions, Items Visible from
Exterior, Rules and Regulations		20
	5.5	Safety Appliance; Licenses			20
	5.6	Assignment, Sublease				20,21,22,23
	5.7	Indemnity						23
	5.8	Right of Entry					23
5.9 Floor Load, Prevention of Vibrations
and Noise						23,24
	5.10	Personal Property Taxes				24
	5.11	Payment of Litigation Expenses		24
	5.12	Insurance of Lessee's Property		24,25
	5.13	HVAC Maintenance					25
VI. CASUALTY AND TAKING
6.1 Termination of Restoration; Rent
Adjustment						26,27
	6.2	Eminent Domain Damages Reserved		27
	6.3	Temporary Taking					27
VII. DEFAULT
7.1	Events of Default					28,29
	7.2	Damages						29,30
VIII.MISCELLANEOUS
8.1 Titles of Articles, Recording; Consent;
Notice; Binding Effect				31
8.2 Notice of Lease; Consent or Approval
Notices; Bind & Insure; Trust Estate	31,32
8.3 Lessor's Failure to Enforce or
Cancellation					32
	8.4	Acceptance of Partial Payments of Rent	32
	8.5	Cumulative Remedies				33
	8.6	Partial Invalidity				33
	8.7	License for Support				33
	8.8	Self Help						33,34
	8.9	Lessee's Estoppel Certificate			34
	8.10	Waiver of Subrogation				34
	8.11	Governing Law					35
	8.12	Brokerage						35
	8.13	Assignment of Rent				35
IX.	SUBORDINATION
9.1 Lease Subordinate to Mortgage
Indebtedness					36
	9.2	Implementation of Article IX			36
	ARBITRATION
10.1 Method of Appointment of Arbiters;
Award; Costs					37,38
XI. SECURITY DEPOSIT
11.1	Amount, Application				39
XII. LESSOR'S LIENS
12.1	Leins for Lessor					40
Exhibit A								41
Exhibit B								42,43
Exhibit C								44,45


ARTICLE II
PREMISES, TERM AND RENT

2.1 The Premises.
The Lessor (designated in Section 1.1 of Article I) hereby leases to Lessee and Lessee hereby hires from Lessor, Lessee's Space (identified in Article I) in the building excluding the common stairways, stairwells, elevators and elevator wells, if included in building, the exterior faces of the exterior wells, and the pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the building. Lessee's Space with such exclusions is hereinafter referred to as "the Premises".

2.2 Rights to Use Common Facilities, if any.
Lessee shall have, as appurtenant to the Premises, rights to use in common with other tenants and occupants of the Building, subject to reasonable rules of general applicability to Lessees of the building, from time to time made by Lessor of which Lessee is given notice:

(a) The common lobbies, hallways, stairways and elevators of the building, and the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises in common with others,
(b) Walkways and driveways necessary for access to the Building, and
(c) The common toilets and other common facilities in the central core of such floor.

2.3 Lessor's Reservations.
Lessor reserves the right from time to time, without unreasonable interference with Lessee's use:
(a) To expand the building, construct other buildings on the lot, or to rent part of the lot, to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the building, of either pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Premises or building, and
(b) To alter or relocate any other common facility, provided that substitutions are substantially equivalent or better.
Installations, replacements and relocation's referred to in clause (a) above shall be located so far as practicable in the core area above ceiling surfaces, below floor surfaces or within perimeter walls of the premises.
2.4 Habendum.
Lessee shall have and hold the Premises for a period commencing on the commencement date set forth in Article I, Section 1.1 and shall continue for the lease term unless sooner terminated as provided in Section 6.1 of Article VI.

2.5 Rent; When Due: Where Paid.
All monies payable by Lessee to Lessor under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided and Lessor shall have all rights against Lessee for default in any such payment. Rent shall be paid to Lessor in advance, on the first day of each calendar month, during the entire term of this Lease, without deduction or set-off, in legal tender of the jurisdiction in which the Building is located at the address of Lessor as set forth, or to such other person or to such other address as Lessor may designate in writing. Lessee's obligation to pay all rent due under this Lease shall survive the expiration or earlier termination of this Lease.
 Should this Lease commence on a day other than the first day of the month or terminate on a day other than the last day of the month, the rent for such partial month shall be pro-rated based on a 365-day year.

The payment of rent will commence on the rent commencement date of this lease, which is October 1, 1998.

A. Base Rent
Lessee agrees to pay Lessor the Rent as set forth on the
Cover Pages of this Lease.  The total Base Rent will never
be lower than the amount shown on the Cover Pages of this
Lease.
(1) Adjusted Net Base Rent for purposes of this
lease.  The base rent is $312,500 annually.
(ii) The Lessor has given the Lessee and annual
allowance of $8,333.33 (50,000/6=8,333.333) per
year for repairs and improvements the Lessee
will perform at Lessee's expense.  (See Exhibit
B)
(iii) The adjusted Net Base Rent annually is
$304,166.67
B. Interest Rate on Delinquencies.
If Lessee shall fail to pay any rent when due, such unpaid amounts shall bear interest at the rate set forth on the Cover Pages of this Lease.

C. Late Payment Charge.
If Lessee shall fail to pay rent when due, Lessee shall pay to Lessor, in addition to the interest provided for in
Section 2.5 B, a late payment charge for each occurrence of an amount as set forth on the Cover Pages of this Lease.

2.6 Adjustments to Rent; Real Property Taxes, Assessments.

Lessee shall pay its pro-rata share of all Real Property Taxes and Assessments levied and assessed upon the Building and the Land upon which the Building is situated monthly. The real estate tax bill for the fiscal year ended June 30, 1998 is $57,354.15.

	(a)	Real Property Tax Contests

Lessor shall use its best efforts to keep the assessed value of the real property of which the Premises are a part at the lowest possible level and shall, if Lessor deems necessary, employ attorneys, accountants, appraisers and consultants for such purpose.

Lessee agrees to pay its pro-rata share of all amounts paid by Lessor to such persons; however, Lessee's pro-rata share shall not exceed the amount Lessee's pro-rata share of the increase in Real Property Taxes would have been if the assessed value had not been contested.

(b) Adjustments to Rent; Real Property Taxes Caused by Lessee
Improvements.

In the event that an increase in Real Property Taxes is caused by the Lessee's improvements made to the Premises, Lessee shall pay the increase attributable to such improvements.

	(c)	Adjustments to Rent; Rental Tax

Lessee shall pay any excise, transaction, sales, business or privilege tax (except income tax) attributed to or measured by rental which is now or subsequently imposed upon Lessor by any government or unit thereof.

(c) Adjustment to Estimated Tax Payment for Actual Tax.

Within 90 days of receipt by Lessor of the actual tax bill for the current fiscal year during the term hereof, Lessor shall deliver to Lessee a written statement setting forth the actual cost for the fiscal tax year. If such cost for any year is higher then the estimated payment made by Lessee monthly, Lessor shall bill Lessee for such difference. Lessee shall pay the pro rata share of such excess within thirty (30) days after receipt of such statement.

If such amount is lower then the estimated amount, then
Lessor shall credit or reimburse Lessee.

2.7 Adjustments to Rents; Operating Cost Increases and Other Expenses.

Lessee shall pay monthly as additional rent its pro-rata share of Lessor's total building operating costs, maintenance, and improvements.

(a) Definitions
BASE YEAR:	Calendar year during which this Lease commences.
		LEASE YEAR:	Calendar year commencing January 1 and ending
December 31.

		(a-1)	OPERATING EXPENSES:
The Lessee shall pay the Lessor for all expenses for water, sewer, and insurance. These expenses are estimated at $7,500 per year for the calendar year 1998. The Lessee will pay $625 per month during 1998.

All Expenses and improvements paid or incurred by Lessor for maintaining, operating and repairing the building, the Land, and the personal property used in conjunction therewith, which in accordance with generally accepted accounting and management principals would be considered an expense of maintaining, operating or repairing the building.

		(a-2)	All Other Expenses, Improvements, Repairs
				and Costs to be Paid Directly by Lessee:

The Lessee is completely responsible for all operating expenses, replacement cost of all equipment, utilities servicing the Lessee's space, such as but not limited to electricity, heat, cleaning of its space, washing of windows, all maintenance, improvements, and repairs to Lessee's space, HVAC units, roof, and any and all other expenses or costs incurred for the use of Lessee's space and the lot. The Lessee will pay for these expenses directly to the suppliers.

The space is being leased to the Lessee as is in its present condition. All costs are Lessee's responsibility at the commencement of this lease, during the lease, and during any option of this lease, except for the allowance given
Lessee in Exhibit B.

The intent of paragraph (a.1) and (a.2) in this lease is that this lease is a triple net lease.

		ACTUAL COSTS:		The actual expenses paid or incurred by
Lessor for operating expenses during any Lease
Year of the term hereof.

		ESTIMATED COSTS:	Lessor's estimate of actual Costs for the
following lease year.

		BASE AMOUNT:		The Actual Cost for the Base Year.

(b) Adjustment for Estimated Costs
Lessor shall furnish Lessee a written statement setting forth the estimated Costs for such Lease Year, and a statement showing one twelfth (1/12) of the amount, by which the Estimated Costs exceed the Actual Costs for the Base Year. Lessee shall pay its pro rata share of such increase monthly.

(c) Actual Cost
Within 90 days after the close of each Lease Year during the term hereof, Lessor shall deliver to Lessee a written statement setting forth the Actual Costs during the preceding Lease Year. If such costs for any Lease Year exceed the Estimated Costs paid by the Lessee to Lessor for such Lease Year, Lessee shall pay its pro rata share of such excess within thirty
(30) days after receipt of such statement.

(d) Adjustments to Rent; Variable Interest Rate on
		Encumbrance

This Paragraph Intentionally Deleted From This Lease.

(e) Adjustments to Rent-Consumer Price Index

This Paragraph Intentionally Deleted From This Lease.


2.8 The Lot.

The "Lot" means all, and also any parts of the land described in Exhibit A plus any addition thereto resulting from the change of any abutting street line. The Lessee shall have a right to park in the common parking area of this lot as designated by the Lessor. the Lessor has the right to sub divide the lot and or add to the building.

The Lessee is allotted four (4) parking spaces per One Thousand
(1000) square feet, for a total of 112 parking spaces.

The Lessor retains the right to sub divide the lot, expand the building, lease or rent our part of the lot as long as it provides the 112 parking spaces to the Lessee.

If Lessee shall add additional space to the building by means of adding to the mezzanine or by any other way, Lessor shall receive rent per square foot times the added space at a rate to be determined by agreement between Lessor and Lessee, taking into consideration the capital expenditure incurred by Lessee, and the fair market rent at the time of expansion.

2.9. Due Date of Additional Rent Payment.

Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Lessee to Lessor on the first day of the month following the date on which Lessor notifies Lessee of the amount payable or on the tenth (10) day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent.

2.10	Change of Accounting Periods.

Lessor shall have the right from time to time to change the periods of accounting under Sections 2.6 & 2.7 above, or either of them, to any other annual period than a calendar year, and upon any such change, all items referred to in said Sections 2.6 and 2.7 shall be appropriately apportioned. In all statements rendered under Sections 2.6 & 2.7, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Lessor's estimate and with respect thereto Lessor shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto. All statements shall be prepared on an accrual basis of accounting.

2.11 Unlawful Charges.

If any charges imposed in this lease are found to be unlawful, then those charges will be automatically reduced to the maximum allowed charge and the difference refunded.

ARTICLE III
CONSTRUCTION

3.1 Plans and Specifications for the Building and for Lessee's Space.

Lessor agrees that the improvements to the Building will be constructed in accordance with plans and specifications prepared by Lessee's Architect, at Lessee's expense.

3.2 Preparation of Premises for Occupancy.

Lessor agrees to use due diligence to have Premises ready for Lessee to start its improvements on or before the Scheduled Term Commencement Date For Lessee to Start Lessee's Build Out. In case of delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Lessor's control, the Scheduled Term Commencement Date For Lessee to Start Lessee's
Build Out shall be extended for the period of such delays. If the Premises are not ready for Lessee to start its build out on or before the Scheduled Term Commencement Date For Lessee to Start Lessee's Build Out as it may be extended as aforesaid, Lessee shall have the right to terminate this Lease within thirty (30) days thereafter. Upon the giving of such notice of termination, there shall be no further liability or obligation upon either party hereto. Such right of termination shall be the sole and exclusive remedy, either at law or in equity, available to Lessee in the event of Lessor's failure to turn over the space.

3.3 Alterations and Additions.

This Section 3.3 shall apply before and during the Lease Term. Lessee shall not make alterations or additions to Lessee's Space except in accordance with plans and specifications therefor first approved by Lessor. Lessor shall not be deemed unreasonable for withholding approval of any alterations or additions which will

(a) delay completion of the Premises or Buildings,

(b) require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Buildings or of Lessor's services called for by Section 4.1 unless
Lessee first gives assurances acceptable to Lessor for payment of such termination without expense to Lessor.
All alterations and additions shall be part of the Buildings unless and until Lessor shall specify the same for removal pursuant to Section 5.2. All of Lessee's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Lessor and in such manner as to maintain harmonious labor relations and not to damage the Buildings or lot or interfere with Building operation and, except for installation of furnishings, shall be performed by Lessor's general contractor or by contractors or workmen first approved by Lessor. Except for work by Lessor's general contractor, Lessee before its work is started shall: Secure all licenses and permits necessary therefor; deliver to Lessor a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and releases of all lien claims therefor; obtain from each contractor covenants running to Lessor and Lessee not to record or file for registration any notice of its contract; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractors and subcontractors employees and comprehensive public liability insurance with such limits as Lessor may reasonably require, but in no event less than $1,000,000-$5,000,000, and property damage insurance with limits of not less than $1,000,000 (all such insurance to be written in companies approved by Lessor and insuring Lessor and Lessee as well as the contractors), and to deliver to Lessor certificates of all such insurance. Lessee agrees to pay promptly when due the entire cost of any work done on the Premises by Lessee, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the premises and immediately to discharge any such liens which may so attach.

3.4 General Provisions Applicable to Construction.

All construction work done by Lessee, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Lessor may inspect such work at any time and shall promptly give notice to Lessee of any observed defects.

ARTICLE IV
LESSOR'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1 Lessor's Covenants:

Lessor has the right to make this Lease and that Lessee on paying the rent and performing the obligations in this Lease shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.

4.2 Interruptions and Delays in Services and Repairs, etc.

Lessor shall not be liable to Lessee except by an act of the Lessor, for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Lessor's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur.
In case Lessor is prevented or delayed from making repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Lessor's part, by reason of any cause set forth in Section 3.2 hereof as being reasonably beyond the Lessor's control, Lessor shall not be liable to Lessee therefor, nor, except as expressly otherwise provided in Section 6.1, shall Lessee be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Lessee's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Lessor reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed provided, however, that in each instance of stoppage, Lessor shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Lessor will give Lessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Lessee by reason thereof.

ARTICLE V
LESSEE'S COVENANTS

Lessee covenants during the Lease term and such further time as Lessee occupies any part of the Premises:

5.1 The Payments.

To pay when due all fixed rent and additional rent and all charges to Lessor and also all other expenses, repairs, and improvements to the Premises and lot directly as Lessee incurs them to whomever
Lessee owes for such items.

5.2 Repair and Yield Up.

Except as otherwise provided in Article VI, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damaged by fire or other casualty not caused by Lessee's negligence or willful misconduct only excepted, and at the expiration or termination of the Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear expected, first removing all goods and effects of Lessee and, to the extent specified by Lessor by notice to Lessee given at least ten (10) days before such expiration or termination, all alterations and additions made by Lessee, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.

5.3 The Use.

Continuously from the commencement of the Lease term to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, Buildings or Lot, not to permit in the Premises any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, or any cooking or sleeping, nor to use or devote or permit the use of the Premises or any part thereof for any purpose other than the Permitted Uses, not to permit any use thereof which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Buildings.

5.4 Obstructions, Items Visible from Exterior; Rules and Regulations.

Nor to obstruct in any manner any portions of the Building not hereby leased or any portion thereof or of the Lot used by Lessee in common with others; not to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises without the prior approval of Lessor not to be unreasonably withheld; and to comply with all reasonable Rules and Regulations now or hereafter made by Lessor, of which Lessee has been given notice for the case and use of the Buildings, Lot and their facilities and approaches, Lessor shall not be liable for the failure of other Lessee's of the Building to conform to such Rules and Regulations;

5.5 Safety Appliance; Licenses.

To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Lessee other than normal office use, and to procure all other licenses and permits so required because of such use, and if requested by Lessor, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Lessee's Permitted Uses;

5.6 Assignment; Sublease.

Not without prior written consent of Lessor, which will not be unreasonably withheld, to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or permit occupancy of the Premises or any part thereof by anyone other than the Lessee; in connection with any request by Lessee for such consent to assignment or subletting, to submit to Lessor in writing:

(i) the name of the proposed assignee or subtenant,

(ii) such information as to its financial responsibility and standing as Lessor may reasonably require,

(iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made and

(iv) an option executed by Lessee to Lessor as provided in the immediately following sentence of this Section 5.6, provided that the Lessee shall not be obligated to give such option if the proposed assignment or sublease is to be made to an Affiliate of Lessee.

Lessor shall have an option, except as aforesaid, to be exercised in writing within sixty (60) days after its receipt from Lessee of such request, information and option, to cancel and terminate this Lease, if the request is to assign the Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Lessor's notice of exercise of such option, which shall be not less than fourteen (14) nor more than sixty (60) days following the giving of such notice; in the event Lessor shall exercise such option, Lessee shall surrender possession of the entire
Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Lease Term; if this Lease shall be canceled as to a portion of the Premises only, Annual
Fixed Rent shall be abated proportionately according to the ration that the number of square feet in the portion of the space surrendered bears to the Rentable Floor
Area of Lessee's Space, as additional rent, Lessee shall reimburse Lessor promptly for reasonable legal and other expenses incurred by Lessor in connection with any request by Lessee for consent to assignment or subletting. In the event Lessor shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublease all of the provisions of this Section 5.6 so that Lessor shall have against the assignee or sub-lessee all rights with respect to any further assignment and subletting which are set forth herein, no assignment or subletting shall affect the continuing primary liability to Lessee
(which, following assignment, shall be joint and several with assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; and no assignment shall be binding upon Lessor or any of Lessor's mortgages, unless Lessee shall deliver to Lessor an instrument in recordable form which contains a covenant of assumption by the assignee running to Lessor and all persons claiming by, through or under Lessor, but the failure or refusal of the assignee to execute such instrument so assumption shall not release or discharge assignee from its liability as Lessee hereunder. The term "Affiliate of Lessee" for purposes of this Section 5.6 shall mean

(i)	any corporation, partnership, trust, association
or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, 30% or more of the entire beneficial interest in Lessee or any successor whether by merger, consolidation or acquisition of all of the assets of Lessee,

(ii) any corporation or trust with transferable shares, 30% or more of whose outstanding capitol stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) own, controlled or held, whether with or without the power to vote, by Lessee or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Lessee or any corporation affiliated with Lessee or such successor as defined in (i) above, and

(iii) any partnership, association or other business organization, 30% or more of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly) through other entities or otherwise) owned, controlled or held by Lessee or such successor or any corporation affiliated with Lessee or such successor as defined in (i) above;

5.7 Indemnity.

To defend with counsel first approved by Lessor, save harmless, and indemnify Lessor from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith
(including without limitation reasonable counsel fees),

(i) arising from the omission, fault, willful act, negligence or other misconduct of Lessee or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Lessor, or

(ii) resulting from the failure of Lessee to perform and discharge its covenants and obligations under this Lease;

5.8 Right of Entry.

To permit Lessor and Lessor's agents and designees to examine the Premises at reasonable times and, if Lessor shall so elect, to make any repairs or replacements Lessor may deem necessary, to remove at Lessee's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing by Lessor, and to show the Premises to prospective Lessees during the twelve (12) months preceding expiration of the Lease Term and to prospective purchasers and mortgagees at all reasonable times;

5.9 Floor Load; Prevention of Vibration and Noise.

Not to place a load upon the Premises exceeding the live load for which the floors have been designed; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Lessor shall in each instance authorize; and to isolate and maintain all of Lessee's business machines and mechanical equipment, which cause or may cause airborne or structure-borne vibration or noise, whether or not it may be transmitted to any other leased space in the Building, in such manner acceptable to Lessor so as to eliminate such vibration or noise;

5.10 Personal Property Taxes.

To pay promptly when due all taxes which may be imposed upon personal property (including without limitation, fixtures and equipment) in the Premises to whomsoever assessed;

5.11 Payment of Litigation Expenses.

In case Lessor shall, without any fault on its part, be made party to any litigation commenced by or against Lessee or by or against any party or parties in possession of the Premises or any part thereof claiming under Lessee, to pay, as additional rent, all cost, including without limitation, reasonable counsel fees incurred by or imposed upon Lessor in connection with such litigation, and, as additional rent, also to pay all such costs and fees incurred by Lessor in connection with the successful enforcement by Lessor of any obligations of Lessee under this Lease;

5.12 Insurance of Lessee's Property.

To procure, keep in force and pay for comprehensive public liability insurance indemnifying Lessor and Lessee against all claims and demands for injury to or death of persons or damage to property which may be claimed to have occurred upon the Premises in the amounts which shall, at the time Lessee and/or its agents or contractors enter the Premises in accordance with Article III of this Lease, be not less than One Million Dollars ($1,000,000) for property damage, and Five Million Dollars($5,000,000) for injury or death of more than one person in a single accident, and from time to time thereafter shall not be less than such higher amounts if procurable, as may be reasonably required by Lessor and are customarily carried by responsible office lessees in the Metropolitan Boston Area. Such insurance shall be effected with insurers authorized to do business in Massachusetts as stock or mutual companies having a minimum combined Capital and Surplus of $1,000,000 under valid and enforceable Policies.

Such policies shall name Lessor and Lessee as the insured as their respective interests may appear and certificates of all such insurance shall be delivered to Lessor. Such insurance shall provide that it shall not be canceled without at least ten (10) days prior written notice to each insured named therein. On or before the time Lessee and/or its contractors enter the Premises in accordance with Article III of the Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for herein issued by the respective insurers or certificates of such policies setting forth in full the provisions thereof and issued by such insurers shall be delivered by Lessee to Lessor and certificates as aforesaid of such policies shall, upon request of Lessor, be delivered by Lessee to the holder of any mortgage affecting the Premises.

In addition to and not in limitation of the foregoing, Lessee covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description of Lessee or Lessee's employees, agents, contractors, invitees, visitors or guests which may be in or upon the Premises or Buildings, in the public corridors, or on the sidewalks areaways and approaches adjacent thereto, during the term hereof, shall be at the sole risk and hazard of Lessee, and that if the whole or any part thereof shall be damaged, destroyed, or stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful default of Lessor, no part of said damage or less shall be charged to or borne by Lessor.

5.13 HVAC Maintenance.

Lessee will be responsible for maintaining all HVAC units and annually provide Lessor with a copy of a preventive maintenance agreement for each unit, from an authorized service company, that is acceptable to Lessor.

ARTICLE VI
CASUALTY AND TAKING

6.1 Termination of Restoration; Rent Adjustment.

In case during the Lease Term all or any substantial part of the Premises or the Buildings or the Lot are damaged materially by fire, force majeure, civil commotion, war, or other casualty or by action or public or other authority or a consequence thereof, or are taken by eminent domain or Lessor receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Lessor's election, which may be made notwithstanding Lessor's entire interest may have been divested, by notice given to Lessee within forty five
(45) days after the election to terminate arises specifying the effective date of termination. In case of such taking of part of the Premises, if the remainder is insufficient for use for Lessee's purposes, and the Lessor receives with the notice hereinafter referred to a certificate to the effect signed by Lessee, or in case of such damage or taking if the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupation is reasonably estimated by Lessor to exceed six (6) months, Lessee may terminate this Lease by notice given to Lessor within sixty (60) days after the right to terminate arises specifying the effective date of termination. In case of such damage or taking, Lessor shall notify Lessee within thirty (30) days after the occurrence thereof if Lessor's estimate of the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupancy. The effective date of termination specified by either Lessor or Lessee shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupancy and the Lease is not so terminated, Lessor shall use due diligence (following the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing provisions of this Section 6.1) to put the Premises, or in case of taking what may remain thereof (excluding any terms installed or paid for by Lessee which Lessee may be required to remove pursuant to Section 5.2), into proper condition for use and occupancy and a just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Lessor in such condition; and in case of taking which permanently reduces the area of the premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Lease Term.

6.2 Eminent Domain Damages Reserved.

Lessor reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Lessee hereby releases and assigns to Lessor all Lessee's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Lessor may from time to time request, hereby irrevocably designating and appointing Lessor as its attorney-in-fact to execute and deliver in Lessee's name and behalf all such further assignments thereof.

6.3. Temporary Taking.

In the event of any taking of the Premises or any part thereof for temporary use,

(i) this Lease shall be and remain unaffected thereby, and
(ii) Lessee shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that if such taking shall remain in force at the expiration of earlier termination of this Lease, Lessee shall then pay to Lessor a sum equal to the reasonable cost of performing Lessee's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

ARTICLE VII
DEFAULT

7.1 Events of Default.

This Lease is made upon this condition, that if the Lessee shall neglect or fail to perform any one or more of its covenants contained herein and any such neglect or failure continues after notice, in case of fixed rent or additional rent for more than ten
(10) days, or in any other case for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in said thirty (30) days; or if Lessee or any guarantor of any of Lessee's obligations under this Lease makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition filed against Lessee or such guarantor is not dismissed within ninety (90) days; or if a receiver or similar officer becomes entitled to Lessee's leasehold hereunder and it is not returned to Lessee within ninety (90) days; or if such leasehold is taken on execution or other process of law in any action against Lessee, then in any case, whether or not the Lease Term shall have begun, Lessor may immediately, or at any time while such default exists and without further notice, terminate this Lease by notice to Lessee, specifying a date not less than (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Lessor, at its election, may lawfully or at any time thereafter and without further notice, enter into and upon the premises or any part thereof in the name of the whole, and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove their effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or any other preceding breach of covenant and Lessor may, at its election, store any effects so removed in a public warehouse or otherwise for the amount of, and at the expense of, Lessee, and upon termination of this Lease as aforesaid or under any provision of any statute, whether or not Lessor enters the Premises, Lessee will then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided.

7.2 Damages.

In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Lessee, Lessee covenants to pay forthwith to Lessor, as compensation, the excess of the total rent reserved for the residue of the Lease Term over the rental value of the Premises for said residue of the Lease Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by Lessee for said residue. Lessee further covenants as an additional and cumulative obligation after any such ending to pay punctually to Lessor all the sums and perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Lessee under the next foregoing covenant Lessee shall be credited with any amount paid to Lessor as compensation as in this Section
7.2 provided and also with the net proceeds of any rent obtained by Lessor by reletting the Premises after deducting all Lessor's expenses in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Lessee that Lessor may

(i) relet the Premises or any part or parts thereof, for a term or terms which may at Lessor's option be equal to or less than exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Lessor in its sole judgement considers advisable or necessary to relet the same and

(ii) make alterations, repairs and decorations in the premises as Lessor in its sole judgment considers advisable or necessary to relet the same, and no action of Lessor in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Lessee's liability as aforesaid.

In lieu of any other damages or indemnity and in lieu of full recovery by Lessor of all sums payable under all the foregoing provisions of this Section 7.2, Lessor may by written notice to Lessee, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Lessee and before such full recovery, elect to recover, and Lessee shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued under Sections 2.5, 2.6 and 2.7 in the twelve (12) months ended next prior to such termination plus the amount of Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Lessor under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

Nothing in this Lease shall limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

In the event the Lessor becomes involved in bankruptcy, insolvency, or assignment for the benefit of creditors by the Lessor, the Lessee shall have the right to cancel this Lease, provided that said conditions are not cured within sixty (60) days.

ARTICLE VIII
MISCELLANEOUS

8.1 Titles of Articles; Recording; Consent; Notice; Binding Effect.

This Lease shall not be recorded. Upon request of either party, both parties The Titles of the Articles are for convenience only and not to be considered in constructing this Lease. shall execute and deliver after this Lease Term begins a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before this Lease expires, an instrument in such form acknowledging the date of termination. Except as otherwise provided in Section 5.6, whenever any approval or consent shall not be delayed or withheld unreasonably. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Lessor to Lessor's Original Address or at such other address as may have been specified by prior notice to Lessee, and if to Lessee, at Lessee's Original Address or at such other place as may have been specified by prior notice to Lessor.
 Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested.
 If Lessor by notice to Lessee at any time designates some other person to receive payments or notices, all payments and notices thereafter by Lessee shall be paid or given to the agent so designated until notice to the contrary is received by Lessee from Lessor. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Lessor named herein shall be liable for obligations accruing before the beginning of the Lease Term, and thereafter the original Lessor names herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their ownership.

8.2 Notice of Lease; Consent or Approval Notices; Bind and Insure;
Trust Estates.

No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Lease Term, or otherwise materially change the rights of Lessor under this Lease, or to relieve Lessee of any obligations or liability under this Lease, shall be valid unless consented to by Lessor's mortgagees of record, if any, in each instance, if any, in which such consent is required pursuant to the terms of the mortgage. The delivery of keys to any employee of Lessor or to Lessor's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

8.3 Lessor's Failure to Enforce.

The failure of Lessor or of Lessee to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Lessor, any of the Rules and Regulations referred to in Section
5.4, whether heretofore or hereafter adopted by Lessor, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Lessor to enforce any of said Rules and Regulations against any other Lessee in the Building be deemed a waiver of any such Rules and Regulations. The receipt by Lessor of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been waived by Lessor, or by Lessee unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any agreement or duty shall be construed as a waiver or consent to or any other breach of the same or any other agreement or duty.

8.4 Acceptance of Partial Payments of Rent.

No acceptance by Lessor of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessors right to recover the balance of such installment or pursue any other remedy in this Lease provided.

8.5 Cumulative Remedies.

The specific remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Lessee of any provisions of this Lease. In addition to the other remedies provided in this Lease, Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.6 Partial Invalidity.

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.7 License for Support.

If an excavation shall be made upon land adjacent to property of Lessor of which the Premises are a part, or shall be authorized to be made, Lessee shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall of the Buildings from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Lessor, or diminution or abatement of rent.

8.8 Self Help.

If Lessee shall at any time default in the performance of any obligation under this Lease, Lessor shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Lessor is made in this Lease with respect to such default. In performing such obligation, Lessor may make any payment of money or perform any other act. All sums so paid by Lessor (together with interest at the rate of 18% per annum) and all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately on demand. Lessor may exercise the foregoing rights without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

8.9 Lessee's Estoppel Certificate.

Lessee agrees from time to time, upon not less than fifteen (15) days prior written request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect and that Lessee has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there have been any modifications that the same is in full force and effect so modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Fixed Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.9 may be relied upon by any prospective purchaser or mortgages of the Premises or any prospective assignee of any mortgage of the Premises.

8.10 Waiver of Subrogation.

Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

8.11 Governing Law.

This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.12 Brokerage.

Lessee warrants and represents that it has dealt with no brokers or brokerage firms in relation to this transaction other than Mike Ripp of Lynch Murphy Walsh & Partners and Casler and Company. Commissions will be detailed in a separate agreement between the brokers and the Lessor.

8.13 Assignment of Rent.

With reference to any assignment by Lessor of Lessor's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of the first mortgage on the Premises, the Lessee agrees:

(a) that the execution thereof by Lessor and the acceptance thereof by the holder of such mortgage shall never be deemed an assumption by such holder of any of the obligations of the Lessor hereunder, unless such holder shall, by written notice sent to Lessee, specifically otherwise elect; and

(b) that, except as aforesaid, such holder shall be treated as having assumed the Lessor's obligations hereunder only upon foreclosure of such holder's mortgage all of its duties and obligations hereunder.

(c) that notwithstanding any assignment of mortgage, the Lessor shall discharge all of its duties and obligations hereunder.

ARTICLE IX
SUBORDINATION

9.1 Lease Subordinate to Mortgage Indebtedness.

This Lease is also subordinate to certain mortgages on the Buildings and Lot and shall be subordinate to any other mortgage hereafter on the Buildings and Lot and to each advance made or hereafter to be made under any such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Lessor then, at the option of such mortgagee or successor, the Lease shall nevertheless continue in full force and effect and Lessee shall and does hereby agree in such event to adhere to such mortgagee or successor and to recognize such mortgagee or successor as its Lessor, provided such mortgagee or successor agrees not to disturb the tenancy of the Lessee.

9.2 Implementation of Article IX.

Lessee agrees on request of Lessor to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article IX.

ARTICLE X
ARBITRATION

10.1 Method of Appointment of Arbiters; Awards; Costs.

In the event of a dispute between Lessor and Lessee with respect to any matter set forth in Sections 3.1 or 3.2 hereof, such dispute shall be arbitrated by three arbitrators appointed as follows:

Lessor and Lessee shall each appoint a fit and impartial person as arbitrator who shall have at least ten (10) years experience in the Metropolitan Boston Area in a calling connected with the subject matter of the dispute. Written notice of such appointment shall be given by each party to the other within fifteen (15) days of the date upon which written notice is given by one party to the other demanding arbitration and the arbitrators so appointed shall appoint a third arbitrator who shall likewise have ten (10) years of experience in the Metropolitan Boston Area in a calling connected with the subject matter of the dispute, and if the arbitrators fail to agree upon a third arbitrator within fifteen
(15) days of the date upon which the later of such written notices of appointment of the first two arbitrators is given, such third arbitrator shall be appointed by a Justice of the Superior Court of the Commonwealth of Massachusetts in Middlesex County upon ten (10) days notice of the institution proceedings for such court appointment, or by any other Court sitting in Middlesex County succeeding to the jurisdiction and functions exercised by the Superior Court of the Commonwealth of Massachusetts. Any award that shall be made in such arbitration by the arbitrators or a majority of them shall be binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction and both Lessor and Lessee shall have the right to apply to the Superior Court of the Commonwealth of Massachusetts in Middlesex County, or to any other court sitting in Middlesex County succeeding to the jurisdiction and functions exercised by the Superior Court of the Commonwealth of Massachusetts, for a decree, judgment or order upon said arbitration or award upon ten (10) days notice to the other party. The fees, costs and expenses of arbitration, other than fees of attorneys for the parties, expert witnesses and other witness' fees, shall be borne equally between the parties unless the arbitrators determine that some other division shall under the circumstances be more equitable.

ARTICLE XI
SECURITY DEPOSIT

11.1 Amount; Application.

Lessee has deposited with Lessor the sum of Seventy Five Thousand Dollars ($75,000) as security for the performance by Lessee of its covenants and obligations hereunder. Such Security Deposit shall not bear interest and shall not be considered and advance payment of rental or a measure of Lessor's damages in case of default by Lessee. If Lessee defaults in the performance of any of the covenants and obligations to be performed by it, Lessor may, from time to time, without prejudice to any remedy, use such Security Deposit to the extent necessary to make good any arrearages in Rent or any sum as to which Lessee is in default including any damages or deficiency may accrue before or after termination of this Lease. Following any such application of the Security Deposit, Lessee shall pay to Lessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Lessee is not then in default hereunder, any remaining balance of Security Deposit shall be returned by Lessor to Lessee upon termination of this Lease and after delivery of possession of the premises to Lessor in accordance with the Lease. If Lessor assigns its interest in the premises during the Lease Term, Lessor shall have no further liability for the return of such Security Deposit and Lessee agrees to look solely to the new Lessor for the return of the Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a new Lessor. Lessee agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited as security and that Lessor and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Lessee has also paid the first month's rent at the time of the signing of this Lease.

ARTICLE XII
LESSOR'S LIEN

12.1 Liens for Lessor.

The statutory lien for rent is not waived.

EXHIBIT A

DRAWING OF BUILDING AT 220 BEAR HILL ROAD.

EXHIBIT B

Additional Terms Between Lessor and Lessee

Lease Between 220 Bear Hill Road Realty Trust, Lessor, and CTC
Communications Corp., Lessee.

Lessee has agreed to lease the building in an "as is" condition.

Lessor has informed Lessee that the HVAC units in the lobby and grand ballroom areas need to be replaced. Also, that there are a total of nine (9) roof top units, two space heaters and one roof top space heater.

Lessor has also informed Lessee that the hot water system has been disconnected and that Lessee will need to install new hot water tanks.

Lessor also pointed out to Lessee that when pictures, etc., are removed from walls, there will be holes in those walls and that some electrical and plumbing connections are exposed.

The Lessee has inspected the building several times with contractors and architects and is aware of the "as is" condition.

Lessee has indicated to Lessor that Lessee plans on demolishing most of the existing walls and plans on building out new office space.

Lessee and Lessor have agreed that a back-flow regulator will need to be installed on the sprinkler system.

Lessee has informed Lessor that it intends to install a number of windows in the space and has requested Lessor to help in this capital expenditure. Lessee agrees to install at least 15 windows in the space.

Lessor has already reduced the base rent since Lessee is leasing the space in the "as is" condition; however, as additional consideration to the Lessee, Lessor has agreed to give Lessee a total of Fifty Thousand Dollars ($50,000) to be deducted at a rate of Eight Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($8,333.33) per year over the six years of the original lease for all of the above items since Lessee will pay for all of the above work as part of Lessees buildout. The final net annual base rent after deductions is $304,166.67 payable monthly at the rate of $25,347.23.

Lessor will leave ceiling tiles as is throughout the building.


EXHIBIT C
OPTION TO EXTEND LEASE

THIS EXHIBIT, to be made part of a lease between 220 Bear Hill Road Realty Trust, Vincent A. Messina, Trustee, hereinafter called Lessor and CTC Communication Corporation, hereinafter called Lessee.

WHEREAS, the Lessor and Lessee have entered into a certain lease for the rental of square feet of office space at the Premises constructed on 220 Bear Hill Road, Waltham, Massachusetts; and

WHEREAS, the said parties have mutually agreed upon the inclusion of the following additional provisions and covenants in said Lease;

NOW, THEREFORE, for mutual valuable consideration, receipt and benefit of which is acknowledged by both parties, it is agreed that the following shall be included and added to said Lease, which in all other particulars remains unchanged, and that said following language is hereby incorporated by reference and made a part of said Lease:

If Lessee shall have fully and promptly complied with all the terms and provisions of this Lease, and shall not be in default in the performance or observance of any of the terms and conditions of this Lease to be performed and observed by Lessee, the Lessee shall have the right, at its election to extend the term of this Lease for two
(2) additional periods of six (6) years commencing upon the expiration of the term on the same terms and conditions by notice in writing to Lessor 365 days prior to the end of the term, except that for the extended term the rent for the demised premises shall be at ninety-five (95%) of the then fair market rental rate for comparable space in similar quality buildings in the surrounding area. Fair market rental rate should take into account rental rates, tenant improvement allowances, commissions, and concessions prevalent in the market for comparable space for tenants of similar size and credit worthiness.

The Lessee and Lessor will have a period of sixty days to negotiate the new market rent. If no agreement can be reached between parties then, the Lessor will be free to lease the space to another party; therefore, if the parties reach an agreement; the new agreement must be signed prior to Three hundred (300) days to the end of the term of this lease.

The Lessee during the extended term of this Lease shall pay the operating and tax expenses in the same manner as set forth in the original term of this Lease in addition to the foregoing provision. The Lessor will not continue the base rent allowance during the option period.